Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2019, with respect to the consolidated financial statements of Alphatec Holdings, Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2018 and 2017, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

July 31, 2019